                                                                                                                                                        Exhibit 10.1

PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

This AGREEMENT (the “Agreement”) made as of March 20, 2009 (the “Date of Grant”) by and between MACY'S, INC., a Delaware corporation (the “Company”), and ______ (the “Grantee”).

1.      Grant of Performance Restricted Stock Unit.  Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company's [1995 Executive Equity Incentive Plan/1994 Stock Incentive Plan] (the “Plan”), as amended from time to time, the Company hereby grants to the Grantee as of the Date of Grant ______ Performance Restricted Stock Units (the “Performance Units”). Each Performance Unit represents the right to receive one share of common stock of the Company (“Common Stock”), subject to the terms and conditions as set forth below.

2.      Limitations on Transfer of Performance Units; Performance Period.

            (a)        During the Performance Period hereinafter described, the Performance Units may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee, except to the Company, until they become nonforfeitable (“vest”) in accordance with Section 3; provided, however, that the Grantee's interest in the Performance Units may be transferred at any time by will or the laws of descent and distribution.

            (b)        The Performance Period shall commence on February 1, 2009 (the “Commencement Date”) and, except as otherwise provided in this Agreement, will expire in full on January 28, 2012.

3.      Vesting of Performance Units.

Subject to Section 4 below, the Performance Units granted pursuant to this Agreement shall have performance criteria based on relative Total Shareholder Return (TSR) and shall vest at the end of the Performance Period as follows:

•    If the Company's TSR for the Performance Period is equal to or below the 50th percentile of the TSR for the peer group (“Peer Group”) identified in Schedule A attached hereto for the Performance Period, then 0% of the Performance Units will be earned.

•    If the Company's TSR for the Performance Period is greater than the 50th percentile but equal to or below the 66th percentile of the TSR for the Peer Group for the Performance Period, then 75% of the Performance Units will be earned.

•    If the Company's TSR for the Performance Period is above the 66th percentile of the TSR for the Peer Group for the Performance Period, then 100% of the Performance Units will be earned.

No restrictions shall lapse on any Performance Unit until the Compensation and Management Development (“CMD”) Committee of the Board certifies in writing that the performance criteria associated with those Performance Units has been satisfied.

For purposes of this Agreement, TSR shall mean the change in the value of the applicable common stock over the Performance Period, taking into account both stock price appreciation and the reinvestment of dividends.  The beginning and ending stock prices will be based on a 20-day average closing stock price.  TSR will be calculated on a compound annualized basis over the Performance Period.  Relative TSR shall mean the percentile rank of the Company's TSR compared to the TSR of the Peer Group, excluding Macy's results from the data array, over the Performance Period.  Peer Group companies that are no longer publicly-traded at the end of the Performance Period will be removed from the relative TSR calculation.

4.   Forfeiture of Performance Units.   Notwithstanding the provisions of Section 3 above all unvested Performance Units shall be forfeited if the Grantee ceases to be continuously employed by the Company at any time prior to the end of the Performance Period for any reason, unless the Grantee’s employment ceases following a Change in Control (as described below), because of Grantee’s death or permanent and total disability while in the employ of the Company, or because of Grantee's retirement on or after age 55 with at least 10 years of service:

(i)    In the event that Grantee retires on or after age 55 with at least 10 years of service, dies or becomes permanently and totally disabled during the Performance Period, the Grantee (or his or her estate, as appropriate) will receive at the end of the Performance Period the percentage of Performance Units determined under Section 3 above, pro rated from the Commencement Date through the date of such retirement, death or disability based on the number of completed months of service during the Performance Period divided by 36.

(ii)    In the event of a Change in Control, Performance Units will convert to time-based restricted stock units without pro-ration for the percentage of the Performance Period that has elapsed since the Commencement Date, as follows:

•   If the Change in Control occurs prior to the 18-month anniversary of the Commencement Date, then 100% of the Performance Units will convert to time-based restricted stock units;

•   If the Change in Control occurs after the 18-month anniversary of the Commencement Date, the conversion of Performance Units to time-based restricted stock units will be based on the Company's TSR with respect to the Peer Group from the Commencement Date to the date of the Change in Control;

•   The vesting of the time-based restricted stock units as so converted

o    will be accelerated if the Grantee is terminated by the Company or the continuing entity without Cause or if the Grantee voluntarily terminates employment with Good Reason within the 18-month period following the Change in Control;

o    will be accelerated at the Change in Control if awards are not assumed or replaced by the acquirer/continuing entity on terms deemed by the CMD Committee to be appropriate; and

o    will occur January 28, 2012 if vesting has not been accelerated as provided above.

For purposes of this Agreement, “Cause” shall mean that the Grantee has committed prior to termination of employment any of the following acts:

a)      an intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with the Grantee's duties or in the course of the Grantee's employment;

b)      intentional wrongful damage to material assets of the Company;

c)      intention wrongful disclosure of material confidential information of the Company;

d)      intentional wrongful engagement in any competitive activity that would constitute a material breach of the duty of loyalty; or

e)      intentional breach of any stated material employment policy of the Company.

For purposes of this Agreement, “Good Reason” shall mean:

1)    the failure to elect or reelect the Grantee in the office or position, or a substantially equivalent office or position, of or with the Company and/or any subsidiary, as the case may be, which the Grantee held immediately prior to a Change in Control;

2)    a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities, or duties attached to the position with the Company and/or any subsidiary which the Grantee held immediately prior to the Change in Control, a reduction in the aggregate amount of the Grantee's combined base pay and incentive pay receivable from the Company and its subsidiaries , taken as a whole, or the termination or denial of the Grantee's rights to employee benefits or a reduction in the scope or value thereof, except for any such termination or denial, or reduction in the scope or value, of any employee benefits applicable generally to all recipients of or participants in such employee benefits;

3)    a determination by the Grantee (which determination will be conclusive and binding upon the parties hereto provided it has been made in good faith and in all events will be presumed to have been made in good faith unless otherwise shown by the Company by clear and convincing evidence) that a change in circumstances has occurred following a Change in Control, including without limitation a change in the scope of the business or other activities for which the Grantee was responsible immediately prior to the Change in Control, which has rendered the Grantee substantially unable to carry out, has substantially hindered the Grantee's performance of, or has caused the Grantee to suffer a substantial reduction in, any of the authorities, powers, functions, responsibilities, or duties attached to the position held by the Grantee immediately prior to the Change In Control, which situation is not remedied within 10 calendar days after written notice to the Company from the Grantee;

4)    the liquidation, dissolution, merger, consolidation or reorganization of the Company or transfer of all or substantially all of its business and/or assets, unless the successor shall have assumed all duties and obligations of the Company under the Agreement; or

5)    the Company requires the Grantee to change the Grantee's principal location of work to any location which is in excess of 25 miles from the location thereof immediately prior to the Change in Control or requires the Grantee to travel away from the Grantee's office in the course of discharging the Grantee's responsibilities or duties at least 20% more than was required in any of the three full calendar years immediately prior to the Change in Control.

5.      Dividend, Voting and Other Rights.  Except as otherwise provided herein, the Grantee shall have none of the rights of a shareholder, including the right to vote any or all of the Performance Units, prior to the vesting of awards as set forth in Sections 3 and 4.  An amount representing dividends payable on shares of Common Stock equal in number to the Performance Units held by the Grantee on a dividend record date shall be deemed reinvested in Common Stock and credited as restricted stock units as of the dividend payment date.  Any such restricted stock units will be subject to the terms and restrictions defined in this Agreement.  If there is any change in the outstanding Common Stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or other corporate reorganization of the Company, the CMD Committee shall determine the appropriate adjustment to the Performance Units, if any, needed to reflect such change.

6.      Settlement of Performance Units.  As soon as administratively feasible following the end of the Performance Period and certification in writing by the CMD Committee as to the level of satisfaction of the performance goals, but in no event later than two and a half months after the end of the Performance Period, the Company shall cause to be paid to the Grantee

(i)    a number of shares of Common Stock equal to the number of Performance Units to which the Grantee is entitled, with a cash component representing fractional shares, if any, plus

(ii)    a number of shares of Common Stock equal to the number of restricted stock units attributed to earned dividend equivalents on those Performance Units, with a cash component representing fractional shares, if any.

In the event Performance Units are not earned, those Performance Units, and the related restricted stock units attributed to dividend equivalents on those Performance Units, shall be forfeited.

7.      Clawback.   In the event the Company restates its financial results with respect to the Company's performance during the Performance Period to correct a material error that the CMD Committee determines is the result of fraud or intentional misconduct, then Grantee shall repay to the Company all income, if any, derived from the Performance Units.

8.      No Employment Contract. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company, nor limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of the Grantee.

9.      Taxes and Withholding.  If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the vesting of the Performance Units or the issuance of any unrestricted Common Shares or other securities following vesting pursuant to this Agreement, it shall be a condition to such vesting or issuance that the Grantee pay the tax or make provisions that are satisfactory to the Company for the payment thereof. Unless the Grantee makes alternative arrangements satisfactory to the Company prior to the vesting of the Performance Units or the issuance of unrestricted Common Shares, as the case may be, the Grantee will satisfy the minimum statutory tax withholding obligations by surrendering to the Company a portion of the nonforfeitable and unrestricted Common Shares that are issued or transferred to the Grantee hereunder following the vesting of the Performance Units, and the Common Shares so surrendered by the Grantee shall be credited against any such withholding obligation at the Market Value per Share of such shares on the date of the issuance of such Common Shares.

10.  Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any Performance Units or unrestricted Common Shares or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

11.    Relation to Other Benefits.  Any economic or other benefit to the Grantee under this Agreement shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company.

12.    Amendments.  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee's consent.

13.    Severability.  In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

14.    Relation to Plan; Miscellaneous.  This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. All references in this Agreement to the Company shall be deemed to include, unless the context in which it is used suggests otherwise, its subsidiaries, divisions and affiliates.

15.  Successors and Assigns.  Subject to Section 2 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company; provided, however, that a transferee shall not further transfer shares of Performance Units other than by will or by the laws of descent and distribution unless the Company consents in writing to such transfer.

16.  Governing Law.  The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

MACY'S, INC.

By: ___________________________________

Title: __________________________________

_______________________________________

[                            ], Grantee

Schedule A

Peer Group

Dillard's

GAP

J.C. Penney

Kohl's

Limited Brands

Nordstrom

Sears Holdings

Target

TJX Companies

Walmart